EXHIBIT 21

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SUBSIDIARIES OF THE REGISTRANT
AS OF MARCH 31, 1995



Subsidiary                                  Locality of Incorporation
----------                                  -------------------------
Anghel Laboratories, Inc.                   Delaware
Beacon Communications Corp.                 Delaware
BelCom, Inc.                                Delaware
Bethesda Real Property, Inc.                Delaware
C&S Antennas, Inc.                          Delaware
C&S Antennas Limited                        United Kingdom
COMSAT Argentina, S.A.                      Argentina
COMSAT Brasil, Ltda.                        Brazil
COMSAT de Bolivia, S.R.L.                   Bolivia
COMSAT de Colombia, S.A.                    Colombia
COMSAT de Guatemala, S.A.                   Guatemala
COMSAT Denver, Inc.                         Delaware
COMSAT Venezuela, COMSATVEN, C.A.           Venezuela
COMSAT Dijital Hizmetleri Ticaret
 Anonim Sirketi                             Turkey
COMSAT do Brasil Equipamentos de
 Telecomunicacoes Ltda.                     Brazil
COMSAT General Corporation                  Delaware
COMSAT General Telematics, Inc.             Delaware
COMSAT Iletisim Hizmetleri Ticaret
 Anonim Sirketi                             Turkey
COMSAT Investments, Inc.                    Delaware
COMSAT Mobile India, Inc.                   Delaware
COMSAT Mobile Investments, Inc.             Delaware
COMSAT Overseas, Inc.                       Delaware
COMSAT Peru S.A.                            Peru
COMSAT RSI, Inc.                            Delaware
COMSAT RSI Foreign Sales Corporation        US VI
COMSAT RSI Maryland, Inc.                   Delaware
COMSAT Technology, Inc.                     Delaware
COMSAT Video Enterprises, Inc.              Delaware
CSA Limited                                 United Kingdom
CTS Transnational, Inc.                     Delaware
Mark Antenna Products, Inc.                 Nevada
Mexia Fabricators, Inc.                     Texas
On Command Video Corporation                Delaware
PG Technology Limited                       United Kingdom
Radiation Systems Electromechanical
 Systems, Incorporated                      Florida
Radiation Systems International Limited     United Kingdom
Radiation Systems Precision Controls, Inc.  Nevada
SatCom Technologies, Inc.                   Nevada

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